SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO.1)
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 13, 1999



                               Sparta Foods, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


       000-19318                                            41-1618240
(Commission File Number)                 (I.R.S. Employer Identification Number)


                             1565 First Avenue N.W.
                          New Brighton, Minnesota 55112
               (Address of Principal Executive Offices) (Zip Code)


                                 (651) 697-5500
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.           Acquisition or Disposition of Assets.

         This Current Report on Form 8-K/A amends the Current Report of Sparta Foods, Inc. ("Sparta") on Form 8-K filed on October 13, 1999 to incorporate Item 7(a) and (b), the Financial Statements of the Business Acquired and Pro Forma Financial Information.

         On October 13, 1999, Sparta acquired all the assets and assumed certain liabilities of Food Products Corporation including a facilities lease and approximately $900,000 of debt which the Sparta paid off on the date of closing. The purchase price consisted of $6.0 million in cash, subject to post-closing adjustments, and a $3 million five-year subordinated promissory note bearing interest at 8% per annum. Sparta funded the cash portion of the purchase price through internally generated cash and bank financing from Norwest Bank Minnesota, National Association. The bank financing consisted of a $3.3 million five-year term loan bearing interest at prime plus 0.25% and a $2 million draw on a $3 million revolving line of credit bearing interest at prime. Both the term note and the line of credit are secured by all of Sparta's assets. The bank financing replaced Sparta's then existing line of credit and $1 million term loan.

         The facilities lease is for approximately 57,000 square feet of office/manufacturing space in Phoenix, Arizona. The lease expires on October 31, 2004, but Sparta has an option to extend the lease through October 31, 2009. The lease calls for annual rental payments of $209,400 subject to increase based on the Consumer Price Index.

         The acquired assets were used by Food Products Corporation to manufacture and distribute tortillas, tortilla chips and other snack products in Arizona, California, Nevada, New Mexico, Colorado, Utah and Texas principally under the Arizona Brand(R) and Spanish Bell(R) labels. Sparta intends to continue such use.

Item 7.           Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired:


                           Foods Products Corporation
                                Financial Report
                                 October 9, 1999



                                    CONTENTS
-------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                  1
-------------------------------------------------------------------------------

FINANCIAL STATEMENTS

Balance sheets                                                            2 - 3

Statements of income and stockholders' equity                                 4

Statements of cash flows                                                      5

Notes to financial statements                                            6 - 10

-------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Sparta Foods, Inc.
New Brighton, Minnesota

We have audited the accompanying balance sheets of Food Products Corporation (the Company) as of October 9, 1999, and October 10, 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Food Products Corporation as of October 9, 1999, and October 10, 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ McGladrey & Pullen, L.L.P.
Minneapolis, Minnesota
December 3, 1999

FOOD PRODUCTS CORPORATION

BALANCE SHEETS
October 9, 1999 and October 10, 1998

ASSETS (Note 3)                                                      1999            1998
---------------------------------------------------------------------------------------------
Current Assets
     Cash                                                          $  332,781      $     --
     Accounts receivable, less allowances of $15,000                  991,592         987,642
     Inventories:
         Finished goods                                               154,684         101,328
         Raw materials                                                301,213         304,900
     Prepaid expenses                                                  70,146          44,098
                                                                   ----------      ----------
                   Total current assets                             1,850,416       1,437,968
                                                                   ----------      ----------



Equipment and Leasehold Improvements, at cost (Notes 2 and 4)       2,570,564       2,237,042
     Less accumulated depreciation                                    772,728         429,097
                                                                   ----------      ----------
                                                                    1,797,836       1,807,945
                                                                   ----------      ----------


Other Assets
     Goodwill, less accumulated amortization of $34,414 and
         $18,479, respectively                                        215,586         231,521
     Other                                                             26,522          43,869
                                                                   ----------      ----------
                                                                      242,108         275,390
                                                                   ----------      ----------
                                                                   $3,890,360      $3,521,303
                                                                   ==========      ==========

See Notes to Financial Statements.

LIABILITIES AND STOCKHOLDERS' EQUITY                                       1999            1998
--------------------------------------------------------------------------------------------------
Current Liabilities
     Note payable to bank (Note 3)                                      $     --        $  303,200
     Current maturities of long-term debt (Note 3)                       1,471,912         406,275
     Checks in excess of cash balance                                         --            79,701
     Accounts payable                                                      342,336         219,268
     Accrued expenses:
         Compensation                                                      102,703         101,272
         Other                                                              43,466          55,414
                                                                        ----------      ----------
                   Total current liabilities                             1,960,417       1,165,130
                                                                        ----------      ----------

Long-Term Debt, less current maturities (Note 3)                           568,389       1,746,551
                                                                        ----------      ----------

Commitments (Notes 3, 4 and 6)

Stockholders' Equity
     Common stock, authorized 1,000,000 shares, no par value:
         Voting, 100,000 shares issued and outstanding                     100,000         100,000
         Nonvoting, 16,250 shares in 1999 and 7,500 shares in 1998
            outstanding and to be issued (Note 6)                          213,000          48,000
     Retained earnings                                                   1,048,554         461,622
                                                                        ----------      ----------
                                                                         1,361,554         609,622
                                                                        ----------      ----------
                                                                        $3,890,360      $3,521,303
                                                                        ==========      ==========



FOOD PRODUCTS CORPORATION

STATEMENTS OF INCOME
Years Ended October 9, 1999 and October 10, 1998

                                                       1999               1998
                                                   ------------       ------------
Net sales (Note 5)                                 $ 10,762,438       $  9,314,606
Cost of sales                                         6,314,125          5,453,002
                                                   ------------       ------------
Gross profit                                          4,448,313          3,861,604

Selling, general, and administrative expenses         3,446,216          3,106,273
                                                   ------------       ------------
Operating income                                      1,002,097            755,331

Other income, net                                        14,571             21,177
Interest expense (Note 3)                              (249,736)          (316,463)
                                                   ------------       ------------
Net income                                         $    766,932       $    460,045
                                                   ============       ============

FOOD PRODUCTS CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended October 9, 1999 and October 10, 1998

                                             Common Stock
                                        ----------------------------      Retained
                                          Voting          Nonvoting       Earnings              Total
--------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1997             $   100,000      $      --        $    51,577       $   151,577
     Stock issued as compensation              --             48,000             --              48,000
     Dividends                                 --               --            (50,000)          (50,000)
     Net income                                --               --            460,045           460,045
                                        -----------      -----------      -----------       -----------
Balance, October 10, 1998                   100,000           48,000          461,622           609,622
     Stock issued as compensation              --            165,000             --             165,000
     Dividends                                 --               --           (180,000)         (180,000)
     Net income                                --               --            766,932           766,932
                                        -----------      -----------      -----------       -----------
Balance, October 9, 1999                $   100,000      $   213,000      $ 1,048,554       $ 1,361,554
                                        ===========      ===========      ===========       ===========

See Notes to Financial Statements

FOOD PRODUCTS CORPORATION

STATEMENTS OF CASH FLOWS
Years Ended October 9, 1999 and October 10, 1998

                                                                                                1999              1998
                                                                                            -----------       -----------
Cash Flows From Operating Activities
     Net income                                                                             $   766,932       $   460,045
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                           346,883           334,402
         Amortization                                                                            31,882            50,543
         (Gain) loss on disposal of equipment                                                   (14,408)            7,481
         Stock compensation expense                                                             165,000            48,000
         Changes in assets and liabilities:
            Accounts receivable                                                                  (3,950)         (200,885)
            Inventories                                                                         (49,669)         (123,382)
            Prepaid expenses                                                                    (26,048)          (32,745)
            Accounts payable and accrued expenses                                               112,551           (92,149)
                                                                                            -----------       -----------
                   Net cash provided by operating activities                                  1,329,173           451,310
                                                                                            -----------       -----------

Cash Flows From Investing Activities
     Purchases of equipment and leasehold improvements                                         (340,366)          (19,355)
     Proceeds from the sale of equipment                                                         18,000              --
     Decrease in other assets                                                                     1,400            33,702
                                                                                            -----------       -----------
                   Net cash provided by (used in) investing activities                         (320,966)           14,347
                                                                                            -----------       -----------

Cash Flows From Financing Activities
     Net borrowings (payments) on line of credit                                               (303,200)         (141,800)
     Checks in excess of cash balance                                                           (79,701)           79,701
     Long-term borrowings                                                                       300,000              --
     Payments of long-term debt                                                                (412,525)         (400,720)
     Dividends                                                                                 (180,000)          (50,000)
                                                                                            -----------       -----------
                   Net cash used in financing activities                                       (675,426)         (512,819)
                                                                                            -----------       -----------

                   Net change in cash                                                           332,781           (47,162)

Cash
     Beginning                                                                                     --              47,162
                                                                                            -----------       -----------
     Ending                                                                                 $   332,781       $      --
                                                                                            ===========       ===========

Supplemental Disclosures of Cash Flow Information
     Cash payments for interest                                                             $   255,867       $   309,613
                                                                                            ===========       ===========

Supplemental Schedule of Noncash Investing and Financing Activities
     Equipment acquired under capital lease                                                 $      --         $   752,131
                                                                                            ===========       ===========

See Notes to Financial Statements.

Note 1.  Nature of Business and Significant Accounting Policies
Nature of business: Food Products Corporation (the Company) operates in one business segment. The Company formulates, manufactures, and markets a broad line of tortillas and tortilla products under its own brand names, including Arizona Brand and Spanish Bell.

The Company's customers are principally retail food distributors in the Southwest. The Company grants credit on an individual customer basis.

Fiscal year: The Company's fiscal year ends on the first Saturday in October each year. The years ended October 9, 1999, and October 10, 1998, contained 52 and 53 weeks, respectively.

Management estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition: Revenues are recognized at the time the product is shipped to the customer.

Fair value of financial instruments: The financial statements include the following financial instruments and the methods and assumptions used in estimating their fair value: for cash, the carrying amount is fair value; for accounts receivable and accounts payable, the carrying amounts approximate their fair values due to the short-term nature of these instruments; and for the fixed-rate notes payable, fair value has been estimated based on discounted cash flows using interest rates being offered for similar borrowing. No separate comparison of fair values versus carrying values is presented for the aforementioned financial instruments since their fair values are not significantly different from their balance sheet carrying amounts. In addition, the aggregate fair values of the financial instruments would not represent the underlying value of the Company.

Cash: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Inventories: Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Equipment and leasehold improvements: Equipment and leasehold improvements are carried at cost and are being depreciated over their useful lives on a straight-line basis. Leasehold improvements are being depreciated over the shorter of the estimated useful life of the asset or the life of the lease.

Goodwill: Costs in excess of net assets acquired are being amortized over 15 years on a straight-line basis.

FOOD PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies (Continued) Accounting for long-lived assets: The Company reviews its intangibles, equipment, and leasehold improvements periodically to determine potential impairment by comparing the carrying value of the assets with estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. To date, management has determined that no impairment of long-lived assets exists.

Advertising: Expenditures for advertising costs are expensed as incurred. Total advertising expenses during the years ended October 9, 1999, and October 10, 1998, were approximately $152,000 and $115,000, respectively.

Income taxes: The stockholders of the Company have elected to be taxed for federal and Arizona income tax purposes as an S Corporation under the provisions of the respective income tax codes. Under these provisions, no income tax is payable by the Company, and the stockholders report taxable income of the Company on their individual income tax returns. The Company pays dividends in amounts which would allow the stockholders to fund their personal income tax liabilities associated with the taxable income of the Company.

Note 2.   Equipment and Leasehold Improvements
Equipment and leasehold improvements consist of:

                                 Estimated
                                  Useful       October 9,      October 10,
                                   Lives         1999             1998
-------------------------------------------------------------------------
Factory equipment                 7 years     $ 2,063,396     $ 1,735,964
Office and other equipment        5 years         430,036         430,037
Leasehold improvements            5 years          77,132          71,041
                                              ---------------------------
                                              $ 2,570,564     $ 2,237,042
                                             ----------------------------


Note 3.   Financing Agreements
Note payable to bank: The Company had a line of credit with a bank, secured by all assets and the personal guarantee of certain stockholders of the Company. Maximum borrowings under the credit agreement were determined by a borrowing base calculation or $500,000, whichever was less. Borrowings bore interest at the prime rate plus 1 percent (9.25 percent at October 9, 1999). At October 9, 1999, there were no borrowings under the line of credit. In connection with the sale of substantially all assets of the Company in October 1999, this agreement was terminated (see Note 7).

FOOD PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 3.     Financing Agreements (Continued)
Long-term debt: Long-term debt consists of the following:

                                                                                October 9,       October  10,
                                                                                   1999              1998
-------------------------------------------------------------------------------------------------------------
Note payable to individual, unsecured, due in quarterly
  principal payments of $66,667 plus interest at varying
  rates through May 2000 (1)                                                     $     200,000      $  466,667
Term note payable to bank, secured by equipment, due in
  monthly installments of $6,250, plus interest at the prime rate plus 0.50% (8.75% at October 9, 1999), to July 30, 2003, when
  the remaining balance is due (2)                                                     293,750              --
Notes payable to stockholders, unsecured, interest payable
  monthly at 12% until May 2000, when the principal is due (3)                       1,036,575       1,036,575
Capitalized lease obligations, due in varying monthly
  payments, including interest varying between 10.5% and
  11.6% (Note 4) (2)                                                                   509,976         649,584
                                                                                 -----------------------------
                                                                                     2,040,301       2,152,826

Less current maturities                                                              1,471,912         406,275
                                                                                 -----------------------------
                                                                                 $     568,389      $1,746,551
                                                                                 -----------------------------


(1) The balance of this note was paid in full subsequent to October 9, 1999.

(2) These liabilities were assumed by Sparta Foods, Inc. (Sparta), in connection with their acquisition of the assets of the Company on October 13, 1999, and subsequently paid in full (Note 7).

(3) Related-party interest expense for each of the years ended October 9, 1999, and October 10, 1998, was approximately $124,000.

Note 4. Lease Commitments and Rental Expense
Capitalized leases: The following is a summary of equipment under capitalized leases:

                                  October 9,  October 10,
                                     1999         1998
---------------------------------------------------------
Equipment                         $  943,343   $ 942,878
Less accumulated depreciation        366,775     216,497
                                 -----------------------
                                  $  576,568   $ 726,381
                                 -----------------------


The capital leases in effect on October 9, 1999, were assumed and subsequently paid off by Sparta (Note 7).

FOOD PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 4.     Lease Commitments and Rental Expense (Continued)
Operating leases: The Company leases its office and factory building from a related party under a noncancelable operating lease agreement, which expires on October 31, 2004, and requires minimum monthly rentals of $17,450, plus the payment of property taxes, normal maintenance, and insurance on the property. The monthly rentals increase annually based on the change in the Consumer Price Index. In addition, the Company leases from unrelated third parties various items of factory and office equipment under noncancelable leases.

Total rent expenses for all facilities and equipment during the years ended October 9, 1999, and October 10, 1998, were approximately $282,000 and $308,000, respectively. Total rent paid to the related party during the years ended October 9, 1999, and October 10, 1998, was approximately $256,000 and $270,000, respectively.

Future minimum lease commitments are as follows:

2000                                                            $  245,000
2001                                                               229,000
2002                                                               209,000
2003                                                               209,000
2004                                                               209,000
                                                                ----------
                                                                $1,101,000
                                                                ----------


All operating leases in effect on October 9, 1999, were assumed by Sparta (Note
7).

Note 5.    Revenue by Product Line
The Company's revenues by major product line for the years ended October 9, 1999, and October 10, 1998, are as follows:

                                                     1999           1998
--------------------------------------------------------------------------------
Tortillas                                          $ 5,201,461   $ 4,404,854
Tortilla chips                                       3,877,461     3,613,495
Other snack products                                 1,683,516     1,296,257
                                                   -------------------------
                                                   $10,762,438   $ 9,314,606
                                                   -------------------------


Note 6. Stock Bonus Agreement
The Company has a stock bonus agreement with two key employees. The agreement allows each participant to earn up to 12,500 shares of nonvoting common stock. These shares are earned and vest at the rate of 1,250 shares per fiscal quarter, with an additional discretionary amount in 1999. For the years ended October 9, 1999, and October 10, 1998, the participants earned 8,750 and 7,500 shares of nonvoting common stock, respectively, and the Company has recognized as compensation expense $165,000 and $48,000, respectively, for the recognition of the fair value of nonvoting shares earned. All remaining shares were granted subsequent to October 9, 1999, upon the sale of the Company described in Note 7.

FOOD PRODUCTS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7.  Sale of Assets
On October 13, 1999, the Company sold substantially all of its assets to Sparta for $6,000,000 in cash, $3,000,000 in 8 percent subordinated notes payable to the Company, and Sparta's assumption of certain liabilities, amounting to approximately $1,170,000. The notes are payable in 20 quarterly principal and interest payments of $183,470, commencing January 10, 2000.

         (b)      Pro Forma Financial Information:

                         PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements (the "Pro Forma Financial Statements") are based on the historical Financial Statements of Food Products Corporation and the historical Consolidated Financial Statements of Sparta Foods, Inc. and Subsidiary. The unaudited Pro Forma Financial Statement of Operations reflects the Company's acquisition of Food Products Corporation, (whose audited financial statements are included elsewhere in this filing) using the purchase method of accounting and assumed that such acquisition was consummated as October 1, 1998. The unaudited Pro Forma Balance Sheet is derived from the historical consolidated balance sheet of Sparta Foods, Inc. and Subsidiary as of September 30, 1999 and the historical balance sheet of Food Products Corporation (whose audited financial statements are included elsewhere in this filing) as of October 9, 1999, and assumes that the acquisition was consummated on September 30, 1999.

The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been if the transaction had occurred on the dates indicated or to project the Company's results of operations or financial condition for or at any future period or date. The Pro Forma Financial Statements are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable.

                             Pro Forma Balance Sheet

                            As of September 30, 1999
                                   (Unaudited)

                                                                        Food
                                                    Sparta            Products           Adjustments          ProForma
                                                  Foods, Inc.        Corporation              For                For
                   Assets                         Historical         Historical          Acquisition         Acquisition
                                      -------------------------------------------------------------------------------------
Current assets:
       Cash and cash equivalents                 $  2,701,596       $    332,781       $   (332,781)(1)      $    151,596
                                                                                         (2,550,000)(2)
       Accounts receivable                          1,263,531            991,592                                2,255,123
       Inventories                                  1,466,121            455,897                                1,922,018
       Prepaid expenses                               239,043             70,146            (70,146)(1)           239,043
       Deferred tax asset                              43,000               --                                     43,000
                                      -------------------------------------------------------------------------------------
            Total current assets                    5,713,291          1,850,416         (2,952,927)            4,610,780
                                      -------------------------------------------------------------------------------------

Property and equipment, net                         5,930,854          1,797,836            932,164 (1)         8,660,854
                                      -------------------------------------------------------------------------------------
Other assets:
       Restricted cash                                198,158               --                                    198,158
       Goodwill                                       415,128            215,586           (215,586)(1)         6,307,936
                                                                                          5,892,808 (1)
       Covenants not-to-compete                        53,916               --              100,000 (1)           153,916
       Deferred financing costs                       109,765               --                 --                 109,765
       Deferred tax asset                             227,000               --                                    227,000
       Other                                          172,721             26,522            (26,522)(1)           172,721
                                      -------------------------------------------------------------------------------------
                                                    1,176,688            242,108          5,750,700             7,169,496
                                      -------------------------------------------------------------------------------------
                                                 $ 12,820,833       $  3,890,360       $  3,729,937          $ 20,441,130
                                      =====================================================================================

       Liabilities and Stockholders' Equity                                                                         --

Current liabilities:                                                                                                --
       Note payable, bank                        $       --         $       --         $  2,000,000 (2)      $  2,000,000
       Current maturities of long-
         term debt                                    398,282            435,336           (168,736)(1)         1,744,882
                                                                                          1,080,000 (2)
       Accounts payable                               663,513            342,336            (92,336)(1)           913,513
       Accrued expenses                               513,244            146,169            (60,861)(1)           598,552
       Income taxes payable                             7,254               --                                      7,254
                                      -------------------------------------------------------------------------------------
            Total current liabilities               1,582,293            923,841          2,758,067             5,264,201
                                      -------------------------------------------------------------------------------------
Deferred rent                                          96,515               --                 --                  96,515
                                      -------------------------------------------------------------------------------------
Long-term debt                                      2,267,719          1,604,965         (1,036,576)(1)         6,206,108
                                                                                          3,370,000 (2)
                                      -------------------------------------------------------------------------------------
Stockholders' Equity
       Preferred stock                              2,500,000               --                                  2,500,000
       Common stock                                   101,914            313,000           (313,000)(1)           101,914
       Additional paid-in capital                   7,100,150               --                                  7,100,150
       Retained earnings (deficit)                   (827,758)         1,048,554         (1,048,554)(1)          (827,758)
                                      -------------------------------------------------------------------------------------
                                                    8,874,306          1,361,554         (1,361,554)(1)         8,874,306
                                      -------------------------------------------------------------------------------------
                                                 $ 12,820,833       $  3,890,360       $  3,729,937          $ 20,441,130
                                      =====================================================================================

    (1)The Acquisition will be accounted for as a purchase,applying the provisions of Accounting Principles Board Opinion 16. The purchase price will be allocated to acquired assets and liabilities based on their relative fair values as of the closing date, determined using valuations and other studies which are not yet complete. The purchase price and preliminary allocation of such costs for the Acquisition is as follows, assuming the Acquisition occurred on September 30, 1999:

       Purchase price (excluding assumed liabilities of approximately $1,170,000)       9,000,000
       -------------------------------------------------------------------------------------------

       Book value per historical financial statements 1,361,554 Add (Deduct):
           Seller's Cash not purchased                                                   (332,781)
           Seller's Goodwill not purchased                                               (215,586)
           Prepaid expenses not purchased                                                 (70,146)
           Other Assets not purchased                                                     (26,522)
           Seller's Long Term Debt not assumed:
                 Current                                                                  168,736
                 Long-term                                                              1,036,576
           Certain Accounts Payable not assumed                                            92,336
           Certain Accrued Expenses not assumed                                            60,861
       -------------------------------------------------------------------------------------------

       Adjusted Book value per historical financial statements                          2,075,028

       Excess of purchase price over net book
         value of assets acquired                                                       6,924,972
       ===========================================================================================

       Allocated to:
           Property and equipment                                                         932,164
           Intangible assets:
              Goodwill                                                                  5,892,808
              Covenant not to Compete                                                     100,000
       -------------------------------------------------------------------------------------------
       Total allocated                                                                  6,924,972
       ===========================================================================================

    (2)Acquisition funding impact on the Pro Forma Balance Sheet:
           Use of Cash                                                                  2,550,000
           Note Payable, bank                                                           2,000,000
           Long Term Debt:
               Current Maturities                                                       1,080,000
               Long-Term                                                                3,370,000
       -------------------------------------------------------------------------------------------

       Total Funding                                                                    9,000,000
       ===========================================================================================

                        Pro Forma Statement of Operations

                          Year Ended September 30, 1999
                                   (Unaudited)

                                                           Food
                                       Sparta            Products          Adjustments          ProForma
                                     Foods, Inc.       Corporation             For                 For
                                     Historical         Historical         Acquisition          Acquisition
                                    -------------------------------------------------------------------------
Operations Statement Data:
   Net sales                        $ 15,748,588       $ 10,762,438       $       --            $ 26,511,026
   Cost of sales                      11,082,118          6,314,125            133,000 (1)        17,529,243
                                    -------------------------------------------------------------------------

   Gross profit                        4,666,470          4,448,313           (133,000)            8,981,783

   Selling, general
     and administrative
     expenses                          4,592,758          3,446,216            295,000 (2)         8,333,974
                                    -------------------------------------------------------------------------

   Operating income                       73,712          1,002,097           (428,000)              647,809

   Other income                          144,182             14,571            (75,000)(3)            83,753
   Interest expense                     (193,052)          (249,736)           165,000 (4)          (707,788)
                                                                              (430,000)(5)
   Income tax expense                    (15,000)              --                 --                 (15,000)
                                    -------------------------------------------------------------------------

   Net income                              9,842            766,932           (768,000)                8,774

   Proforma income tax expense              --             (307,000)(6)        303,000 (7)            (4,000)
                                    -------------------------------------------------------------------------

   Proforma net income              $      9,842       $    459,932       $   (465,000)         $      4,774
                                    =========================================================================

   Proforma net income              $      9,842       $    459,932       $   (465,000)         $      4,774
   Preferred dividends                  (125,000)              --                 --                (125,000)
                                    -------------------------------------------------------------------------

   Net income (loss) available
     to common shareholders         $   (115,158)      $    459,932       $   (465,000)         $   (120,226)
                                    =========================================================================

   Weighted Average Shares
     Outstanding
       Basic                           9,347,958                                                   9,347,958
       Diluted                         9,433,403                                                   9,433,403

   Earnings (loss) per share
       Basic                        $      (0.01)                                               $      (0.01)
       Diluted                      $      (0.01)                                               $      (0.01)

(1) Additional depreciation expense on equipment related to purchase price allocated to such assets in excess of historical cost basis of approximately $932,000 using a life of 7 years.

(2) Increase in amortization expense related to an overall increase in goodwill of approximately $5,893,000 and a covenant not to compete of $100,000 resulting from acquisition using a 20 and 5 year life, respectively.

(3) Reduction of interest income for the seller's use of cash of approximately $2,550,000 for acquisition.

(4) Reduction of interest expense for the seller's debt of $1,205,000 not assumed.

(5) Increase in interest expense related to acquisition debt of $6,450,000. The annual effect on income of the interest rate ranging by 1/8% on variable rate debt used in this calculation would be approximately $4,000 before taxes.

(6) To adjust Food Products Corporation's historical operating statement data to reflect a profoma tax provision, at an assumed effective rate of 40%, as if it had been a C corporation.

(7) Decrease in income tax expense by applying an assumed 40% effective tax rate to the aforementioned proforma adjustments to income before income taxes.

         (c)      Exhibits:

         2.1* Asset Purchase Agreement dated as of September 27, 1999, by and among Sparta Foods, Inc., Food Products Corporation, Donald R. Charles, David J. Brennan, Kenneth E. Charbonneau and Michael J. DePinto. Pursuant to Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, upon the request of the Commission Sparta undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Asset Purchase Agreement described as follows:

                  Exhibit 1.1(a)        Equipment
                  Exhibit 1.1(b)        Assumed Names
                  Exhibit 1.1(b)(ii)    Trademarks
                  Exhibit 1.1(b)(iii)   Technology
                  Exhibit 1.1(c)        Accounts Receivable
                  Exhibit 1.1(f)        Premises Lease
                  Exhibit 1.1(h)        Personal Property Leases
                  Exhibit 1.1(i)        Contracts
                  Exhibit 1.3(c)        Miscellaneous Personal Property
                  Exhibit 1.4(a)(i)     Inventory-Related Accounts Payable
                  Exhibit 1.4(a)(iii)   Capital Leases with Bank of the West
                  Exhibit 3.1(a)(i)     Earnest Money Escrow Agreement
                  Exhibit 3.1(b)        Post Closing Escrow Agreement
                  Exhibit 3.1(c)        Promissory Note
                  Exhibit 3.3           Allocation of Purchase Price
                  Exhibit 4.5           Subsidiaries
                  Exhibit 4.6(a)        Financial Statements
                  Exhibit 4.7(a)        Tax Reports and Returns
                  Exhibit 4.7(b)        Tax Payments
                  Exhibit 4.8           Title to Assets
                  Exhibit 4.9           Location of Assets
                  Exhibit 4.10          Tangible Personal Property
                  Exhibit 4.11          Trademarks
                  Exhibit 4.12          Technology
                  Exhibit 4.15          Licenses and Permits
                  Exhibit 4.19(d)       Employee Plans
                  Exhibit 4.19(e)       Employee Benefits
                  Exhibit 4.19(f)       Breach
                  Exhibit 4.20          Contracts with Related Parties
                  Exhibit 4.21(a)       Employee List
                  Exhibit 4.21(d)       Compliance with Employment Laws
                  Exhibit 4.22          Predominant Customers
                  Exhibit 4.23          Change in Customers
                  Exhibit 4.24          Product Liability Claims
                  Exhibit 4.25          Insurance
                  Exhibit 4.26(a)       Threatened Litigation
                  Exhibit 4.26(b)       Product Liability Actions
                  Exhibit 6.6           Litigation
                  Exhibit 6.8           Tax Reports, Returns and Payment
                  Exhibit 7.2           Restrictions
                  Exhibit 8.1(j)        Employment Contracts
                  Exhibit 8.1(m)        Non-Compete Agreements

         10.1* Secured Subordinated Promissory Note dated October 13, 1999, by and between Sparta and Food Products Corporation.

         10.2* Assignment of Lease dated October 13, 1999, by and between Sparta and Food Products Corporation and related Lease Agreement.

         10.3* Term Loan and Credit Agreement dated October 13, 1999, by and between Sparta Foods, Inc. and Norwest Bank Minnesota, National Association.

         10.4* Term Note dated October 13, 1999, issued by Sparta Foods, Inc. to Norwest Bank Minnesota, National Association.

         10.5* Security Agreement dated October 13, 1999, by and between Sparta Foods, Inc. and Norwest Bank Minnesota, National Association.

         20.1*    Press Release dated September 28, 1999.

         20.2*    Press Release dated October 13, 1999.

         23       Consent of McGladrey & Pullen, L.L.P.

* Previously Filed as an Exhibit to Sparta's Current Report on Form 8-K for an event dated October 13, 1999 and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934,Sparta has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPARTA FOODS, INC.



Date:  December 20, 1999               By       /s/ A. Merrill Ayers
                                       A. Merrill Ayers, Chief Financial Officer

                                  EXHIBIT INDEX

                                       to

                            October 13, 1999 Form 8-K

                                                Sparta Foods, Inc.



Exhibit Number             Exhibit Description

2.1* Asset Purchase Agreement dated as of September 27, 1999, by and among Sparta Foods, Inc., Food Products Corporation, Donald R. Charles, David
         J. Brennan, Kenneth E. Charbonneau and Michael J. DePinto. Pursuant to
         Item 601(b)(2) of Regulation S-K, and subject to claims of confidentiality pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, upon the request of the Commission Sparta undertakes to furnish supplementally to the Commission a copy of any schedule or exhibit to the Asset Purchase Agreement described as follows:

         Exhibit 1.1(a)                     Equipment
         Exhibit 1.1(b)                     Assumed Names
         Exhibit 1.1(b)(ii)                 Trademarks
         Exhibit 1.1(b)(iii)                Technology
         Exhibit 1.1(c)                     Accounts Receivable
         Exhibit 1.1(f)                     Premises Lease
         Exhibit 1.1(h)                     Personal Property Leases
         Exhibit 1.1(i)                     Contracts
         Exhibit 1.3(c)                     Miscellaneous Personal Property
         Exhibit 1.4(a)(i)                  Inventory-Related Accounts Payable
         Exhibit 1.4(a)(iii)                Capital Leases with Bank of the West
         Exhibit 3.1(a)(i)                  Earnest Money Escrow Agreement
         Exhibit 3.1(b)                     Post Closing Escrow Agreement
         Exhibit 3.1(c)                     Promissory Note
         Exhibit 3.3                        Allocation of Purchase Price
         Exhibit 4.5                        Subsidiaries
         Exhibit 4.6(a)                     Financial Statements
         Exhibit 4.7(a)                     Tax Reports and Returns
         Exhibit 4.7(b)                     Tax Payments
         Exhibit 4.8                        Title to Assets
         Exhibit 4.9                        Location of Assets
         Exhibit 4.10                       Tangible Personal Property
         Exhibit 4.11                       Trademarks
         Exhibit 4.12                       Technology
         Exhibit 4.15                       Licenses and Permits
         Exhibit 4.19(d)                    Employee Plans
         Exhibit 4.19(e)                    Employee Benefits
         Exhibit 4.19(f)                    Breach
         Exhibit 4.20                       Contracts with Related Parties
         Exhibit 4.21(a)                    Employee List
         Exhibit 4.21(d)                    Compliance with Employment Laws
         Exhibit 4.22                       Predominant Customers
         Exhibit 4.23                       Change in Customers
         Exhibit 4.24                       Product Liability Claims
         Exhibit 4.25                       Insurance
         Exhibit 4.26(a)                    Threatened Litigation
         Exhibit 4.26(b)                    Product Liability Actions
         Exhibit 6.6                        Litigation
         Exhibit 6.8                        Tax Reports, Returns and Payment
         Exhibit 7.2                        Restrictions
         Exhibit 8.1(j)                     Employment Contracts
         Exhibit 8.1(m)                     Non-Compete Agreements

10.1* Secured Subordinated Promissory Note dated October 13, 1999, by and between Sparta and Food Products Corporation.

10.2* Assignment of Lease dated October 13, 1999, by and between Sparta and Food Products Corporation and related Lease Agreement.

10.3* Term Loan and Credit Agreement dated October 13, 1999, by and between Sparta Foods, Inc. and Norwest Bank Minnesota, National Association.

10.4* Term Note dated October 13, 1999, issued by Sparta Foods, Inc. to Norwest Bank Minnesota, National Association.

10.5* Security Agreement dated October 13, 1999, by and between Sparta Foods, Inc. and Norwest Bank Minnesota, National Association.

20.1*    Press Release dated September 28, 1999.

20.2*    Press Release dated October 13, 1999.

23       Consent of McGladrey & Pullen, L.L.P.

* Previously Filed as an Exhibit to Sparta's Current Report on Form 8-K for an event dated October 13, 1999 and incorporated herein by reference.